UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2024

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40761	30-0983531
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

203 Redwood Shores Parkway, Suite 600

Redwood City, California 94065

(Address of Principal Executive Offices)

(650) 832-1626

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, Par Value $0.001	BTCY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 28, 2024, Biotricity Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”) entered into an amendment (the “Amendment”) to that certain At The Market Offering Agreement, dated March 22, 2022, between the Company and Wainwright, as sales agent, pursuant to which the Company may sell shares of its common stock (the “Shares”), from time to time through Wainwright. Among other things, the Amendment gives effect to the Company’s filing of a new registration statement on Form S-3 (File No. 333-279226) filed with the Securities and Exchange Commission on May 8, 2024, and declared effective on May 15, 2024 (the “New Registration Statement”), as supplemented by a prospectus supplement dated May 28, 2024, in connection with the offer and sale of an aggregate offering amount of $2,684,644 of Shares. The Shares will be issued pursuant to the New Registration Statement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with the filing of the Amendment, the Company is also filing the opinion of Sichenzia Ross Ference Carmel LLP regarding the legality of the Shares as Exhibit 5.1.

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Item 9.01 Financial statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Amendment to the At The Market Offering Agreement, dated May 28, 2024, between Biotricity Inc., and H.C. Wainwright & Co., LLC
23.1	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2024

BIOTRICITY INC.

By:	/s/ Waqaas Al-Siddiq
Waqaas Al-Siddiq
Chief Executive Officer

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